Exhibit 20.3
Page 1 of 3
                    Navistar Financial 1996 - A Owner Trust
                         For the Month of December 1998
                     Distribution Date of January 15, 1999
                           Servicer Certificate #32

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $130,955,860.52
Beginning Pool Factor                                           0.2847214

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,384,256.43
     Interest Collected                                       $986,420.14

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $87,642.38
Total Additional Deposits                                      $87,642.38

Repos / Chargeoffs                                            $128,166.30
Aggregate Number of Notes Charged Off                                  61

Total Available Funds                                       $9,458,318.95

Ending Pool Balance                                       $122,443,437.79
Ending Pool Factor                                              0.2662139

Servicing Fee                                                 $109,129.88

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,835,170.86
     Target Percentage                                               5.00%
     Target Balance                                         $6,122,171.89
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                     ($176,349.60)
     Ending Balance                                         $9,658,821.26

Current Weighted Average APR:                                       9.278%
Current Weighted Average Remaining Term (months):                   23.33

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,265,396.62       895
                                31 - 60 days            $406,676.24       264
                                60+  days               $122,599.92        60

     Total:                                           $1,794,672.78       917

     Balances:                  60+  days             $1,580,884.32        60

Memo Item - Reserve Account
     Prior Month                                      $9,658,821.26
+    Invest. Income                                      $33,779.25
+    Excess Serv.                                       $142,570.35
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,835,170.86

Exhibit 20.3
Page 2 of 3
Navistar Financial 1996 - A Owner Trust
For the Month of December 1998

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                         $130,955,860.52
Ending Pool Balance                            $122,443,437.79

Collected Principal                              $8,384,256.43
Collected Interest                                 $986,420.14
Charge - Offs                                      $128,166.30
Liquidation Proceeds / Recoveries                   $87,642.38
Servicing                                          $109,129.88
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $9,349,189.07

Beginning Balance                              $130,955,860.52              $0.00    $121,186,018.58     $9,769,841.94

Interest Due                                       $694,195.99              $0.00        $641,276.01        $52,919.98
Interest Paid                                      $694,195.99              $0.00        $641,276.01        $52,919.98
Principal Due                                    $8,512,422.73              $0.00      $8,129,363.71       $383,059.02
Principal Paid                                   $8,512,422.73              $0.00      $8,129,363.71       $383,059.02

Ending Balance                                 $122,443,437.79              $0.00    $113,056,654.87     $9,386,782.92
Note / Certificate Pool Factor                                             0.0000             0.3256            0.4535
   (Ending Balance / Original Pool Amount)
Total Distributions                              $9,206,618.72              $0.00      $8,770,639.72       $435,979.00

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $142,570.35
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,835,170.86
(Release) / Draw                                  ($176,349.60)
Ending Reserve Acct Balance                      $9,658,821.26

Exhibit 20.3
Page 3 of 3
Navistar Financial 1996 - A Owner Trust
For the Month of December 1998


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                6                  5                4                3                 2                1
                             Jul-98             Aug-98           Sep-98           Oct-98            Nov-98           Dec-98
Beginning Pool Balance   $174,108,661.77   $165,506,037.27  $156,645,290.26   $148,008,327.60  $138,919,395.95  $130,955,860.52

A)  Loss Trigger:
    Principal of Contracts
      Charged Off            $187,160.28       $155,755.20      $163,166.49         $5,444.97      $141,209.95      $128,166.30
    Recoveries               $245,162.77       $167,414.42      $312,391.83       $602,074.14       $64,762.04       $87,642.38

Loss Trigger - Reserve Account Balance                                 Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)          $324,366.66             Total Charged off (Months 1 - 6)           $780,903.19
     Total Recoveries (Months 3, 2, 1)           $754,478.56             Total Recoveries (Months 1 - 6)          $1,479,447.58
     Net Loss / (Recoveries) for 3 Mos          ($430,111.90)(a)         Net Loss/(Recoveries) for 6 Mos.          ($698,544.39)(c)

Total Balance (Months 5, 4, 3)               $470,159,655.13 (b)         Total Balance (Months 1 - 6)           $914,143,573.37(d)

Loss Ratio Annualized  [(a/b) * (12)]                -1.0978%            Loss Ratio Annualized [(c/d) (12)]             -0.9170%

Trigger:  Is Ratio > 1.5%                                 No             Trigger:  Is Ratio > 6.0%                           No

                                                                                  Oct-98            Nov-98           Dec-98
B)   Delinquency Trigger:                                                       $1,345,397.47    $1,675,483.04    $1,580,884.32
     Balance delinquency 60+ days                                                    0.90900%         1.20608%         1.20719%
     As % of Beginning Pool Balance                                                  1.28958%         1.23921%         1.10742%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                     2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer